                              SECURITY AGREEMENT
                              ------------------



                           Dated as of May 12, 2000


                                    between


                                 K.V. MART CO.

                                      and

                         UNIFIED WESTERN GROCERS, INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
1.   DEFINITIONS..........................................................     1

     1.1  "Code"..........................................................     1
     1.2  "Collateral"....................................................     3
     1.3  "Debtor"........................................................     3
     1.4  "Debtor's Books"................................................     3
     1.5  "Event of Default"..............................................     3
     1.6  "Note"..........................................................     3
     1.7  "Obligations"...................................................     4
     1.8  "Secured Party".................................................     4
     1.9  "Secured Party Expenses"........................................     4

2.  CREATION OF SECURITY INTEREST.........................................     4

3.  INSURANCE.............................................................     5

4.  EVENTS OF DEFAULT.....................................................     5

    4.1  Payments.........................................................     5
    4.2  Statements.......................................................     5
    4.3  Changed Circumstances............................................     6
    4.4  Additional Security Interests and Liens..........................     6
    4.5  Cessation of Business............................................     6
    4.6  Event of Default under Loan Agreement............................     6

5.  RIGHTS AND REMEDIES...................................................     6

6.  WAIVERS...............................................................     8

7.  NOTICES...............................................................     8

8.  CHOICE OF LAW.........................................................     8

9.  GENERAL PROVISIONS....................................................     8

                              SECURITY AGREEMENT
                              ------------------


          THIS SECURITY AGREEMENT (this "Agreement"), dated as of May ___, 2000, is entered into by and between K.V. Mart Co., a California corporation ("Debtor") and Unified Western Grocers, Inc., a California corporation ("Secured Party"), in light of the following facts:

                                   RECITALS
                                   --------

          A. Debtor has requested that Secured Party provide Debtor with a term loan in the amount of Seven Million Dollars ($7,000,000) (the "Loan") to be evidenced by that certain Promissory Note, of even date herewith, in the amount of the Loan, executed by Debtor to the order of Secured Party (the "Note") pursuant to a Term Loan Agreement dated as of the date hereof (the "Loan Agreement").

          B. Secured Party is willing to provide Debtor with the Loan so long as, among other conditions, Debtor secures the payment of its obligations to Secured Party in connection with the Loan by granting Secured Party a security interest in the Collateral referred to below.

          C. To induce Secured Party to provide Debtor with the Loan, Debtor is willing to enter into this Agreement with Secured Party.

          NOW, THEREFORE, for valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1.   DEFINITIONS
          -----------

          As used in this Agreement, the following terms shall have the following definitions:

          1.1  "Code" means the California Uniform Commercial Code, as amended
                ----
from time to time, and any and all terms used in this Agreement which are defined in the Code, and which are not separately defined herein, shall be construed and defined in accordance with the meaning and definition ascribed to such terms under the Code.

          1.2  "Collateral" means all present and future right, title and
                ----------
interest of Borrower in or to any personal property whatsoever, wherever located, and all rights and powers of Borrower to transfer any interest in or to any personal property whatsoever, including, without limitation, any and all of the following property:

               (a) All present and future accounts, accounts receivable, agreements contracts, leases, contract rights, security agreements, guaranties, undertakings, surety bonds, insurance policies, notes and drafts and all forms of obligations owing to borrowers or in which Debtor may have any interest, however created or arising.

               (b) All present and future general intangibles, all tax refunds of every kind and nature to which Debtor now or hereafter may become entitled, however arising, all other refunds, and deposits, goodwill, causes in action, trade, secret, computer programs, software customer lists, trademarks, trade names, patents, licenses, copyrights, technology, processes, proprietary information, franchise and insurance proceeds.

               (c) All present and future deposit accounts of Debtor, including, without limitation, any demand, time, any bank, savings and loan association, credit union or like organization, and all money, cash and cash equivalents of Debtor, whether or not deposited in any such deposit account;

               (d) All present and future books and records, including, without limitation books of account and ledgers of every kind and nature, all electronically recorded data relating to Debtor's business, all receptacles and containers for such records, and all files and correspondence;

               (e) All present and future goods, including, without limitation, all consumer goods, farm products, inventory, equipment, machinery, tool molds, dies, furniture, furnishings, fixtures, trade fixtures, motor vehicles and all other goods used in connection with or in the conduct of Debtor's business, including, without limitation, all goods as defined in
     Section 9109(2) of the California Commercial Code;

               (f) All present and future inventory and merchandise, including, without limitation, all present and future goods held for sale or lease or to be furnished under a contract of service, all raw materials, work in process and finished goods, all packing materials, supplies and containers relating to or used in connection with any of the foregoing, and all bills of lading, warehouse receipt or documents of title relating to any of the foregoing;

               (g) All present and future accessions, appurtenances, components, repairs, repair parts, spare parts, replacements, substitutions, additions, issue and/or improvements to or of or with respect to any of the foregoing;

               (h) All other tangible and intangible personal property of Debtor;

               (i) All rights, remedies, powers and/or privileges of Debtor with respect to any of the foregoing; and

               (j) Any and all proceeds and products of any of the foregoing, including without limitation, all money, accounts, general intangibles or intangible property received upon the sale, exchange, collection or other disposition of any of the foregoing.

          1.3  "Debtor" means K.V. Mart Co., a California corporation, with its
                ------
principal place of business at 1245 East Watson Center Road, Carson, California 90745-4207.

          1.4  "Debtor's Books" means all of Debtor's books and records
                --------------
including, but not limited to: all records, ledgers and computer programs, disc or tape files, printouts, runs, and other computer prepared information indicating, summarizing, or evidencing the Collateral.

          1.5  "Event of Default" means the occurrence of any one of the events
                ----------------
set forth in Section 4 of this Agreement.

          1.6  "Note" means the $7,000,000 Promissory Note, of even date
                ----
herewith, executed by Debtor to the order of Secured Party.

          1.7  "Obligations"  means any and all liabilities, debt and
                -----------
indebtedness owing by Debtor to Secured Party of any kind and description, advanced pursuant to or evidenced by the Note, Debtor's Books or by any other type of instrument or agreement between Debtor and Secured Party, irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including, without limitation, any debt, liability or obligation owing from Debtor to others which Secured Party may have obtained by assignment or otherwise, and further including, without limitation, all interest not paid when due and all Secured Party's Expenses which Debtor is required to pay or reimburse by this Agreement, by law, or otherwise. Debtor hereby acknowledges and agrees that all obligations for borrowed money shall be due and payable on demand by Secured Party.

          1.8  "Secured Party" means Unified Western Grocers, Inc., a California
                -------------
corporation, with its principal place of business at 5200 Sheila Street, Commerce, California 90040, and any subsidiary of Unified Western Grocers, Inc.

          1.9  "Secured Party Expenses" means all costs or expenses required to
                ----------------------
be paid by Debtor under this Agreement which are paid or advanced by Secured Party; all costs and expenses incurred by Secured Party to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell the Collateral, irrespective of whether a sale is consummated; all costs and expenses of suit incurred by Secured Party in enforcing or defending this Agreement, irrespective of whether suit is brought.

     2.   CREATION OF SECURITY INTEREST
          -----------------------------

          2.1 Debtor hereby grants to Secured Party a continuing security interest in all presently existing and hereafter acquired or arising Collateral in order to secure prompt repayment of any and all of the Obligations and in order to secure prompt performance by Debtor of each and all of its covenants and obligations under this Agreement and any other document, instrument or agreement evidencing, executed and/or delivered to Secured Party or any other party in connection with the Obligations. Such security interest in the Collateral shall attach to all Collateral without further act on the part of Secured Party or Debtor.

          2.2 Until the occurrence of an Event of Default under this Agreement, Debtor may, subject to the provisions hereof and consistent herewith, sell the Inventory, but only in the ordinary course of Debtor's business. A sale of Inventory in Debtor's ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Debtor, nor does it include an exchange for less than a present fair consideration.

          2.3 Debtor shall execute and deliver to Secured Party, concurrent with Debtor's execution of this Agreement, and at any time or times hereafter at the request of Secured Party, all financing statements, continuation financing statements, security agreements, assignments, and all other documents that Secured Party may reasonably request, in a form satisfactory to Secured Party, to perfect and maintain perfected the Secured Party's security interests in the Collateral and in order to consummate fully all of the transactions contemplated under this Agreement. Debtor hereby irrevocably makes, constitutes and appoints Secured Party (and any of Secured Party's officers, employees or agents designated by Secured Party) as Debtor's true and lawful attorney with power, upon Debtor's failure or refusal to comply with its undertakings contained in this Section 2.3, to sign the name of Debtor on any of the above-described documents and on any other similar documents which need to be executed, recorded, and/or filed in order to perfect or continue perfected the Secured Party's security interest in the Collateral.

     3.   INSURANCE
          ---------

          Debtor, at its expense, shall keep and maintain the Collateral insured against loss or damage by fire, in such amounts as are ordinarily insured against by other owners of such properties in similar businesses. Debtor also shall keep and maintain business interruption, public liability, and property damage insurance relating to Debtor's ownership and use of the Collateral and its other assets. To secure the payment of the obligations, Debtor grants Secured Party a security interest in and to all such policies of insurance (except those of public liability and property damage) and the proceeds thereof.

          Debtor will not cancel, without suitable and similar replacements, any of such policies without Secured Party's prior written consent. At the request of Secured Party, each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Debtor or by independent instruments that it will give Secured Party at least ten (10) days written notice before any such policy or policies of insurance will be altered or canceled, and that no act or default of Debtor, or any other person, shall affect the right of Secured Party to recover under such policy or policies of insurance or to pay any premium in whole or in part relating thereto.

     4.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Debtor under this Agreement:

          4.1  Payments.  Debtor's failure to pay any of its obligations under
               --------
the Note when demanded thereunder;

          4.2  Statements.  Any representation, warranty or statement made or
               ----------
furnished to Secured Party in or pursuant to this Security Agreement, the Note or by or on behalf of Debtor is false or misleading in any material respect;

          4.3  Changed Circumstances.  The occurrence of any material
               ---------------------
deterioration or impairment of the Collateral or any part thereof or any decline or depreciation in the value thereof which causes the Collateral in the judgment of Secured Party to become unsatisfactory as to character or value;

          4.4  Additional Security Interests and Liens.  A security interest in,
               ---------------------------------------
a lien on or any attachment of the Collateral or any portion thereof is obtained by any individual or entity without the prior written consent of Secured Party;

          4.5  Cessation of Business.  Debtor, for any reason, ceases to conduct
               ---------------------
its business or a substantial part thereof; or

          4.6  Event of Default under Loan Agreement.  Any Event of Default
               -------------------------------------
shall have occurred under the Loan Agreement and remain uncured.

     5.   RIGHTS AND REMEDIES
          -------------------

          5.1 Upon the occurrence of an Event of Default, Secured Party may, without notice of election and without demand, do any one or more of the following all of which are authorized by Debtor:

               (a) Make such payments and do such acts as it considers necessary or reasonable to protect its security interests in the Collateral. Debtor agrees to assemble the Collateral and make it available if Secured Party so requires. Debtor authorizes Secured Party to enter the premises where the Collateral is located, take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the opinion of Secured Party or its assignee appears to be prior or superior to Secured Party's security interests and to pay all expenses incurred in connection therewith;

               (b) Secured Party is hereby granted a license or other right to use, without charge, Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral, and Debtor's rights under all licenses and all franchise agreements shall inure to the benefit of Secured Party;

               (c) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral;

               (d) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor's premises) as are commercially reasonable. It is not necessary that the Collateral be present at any such sale;

               (e) Secured Party shall give notice of the disposition of the Collateral as follows:

                    (1) Secured Party shall give Debtor notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made;

                    (2) The notice shall be personally delivered or mailed, postage prepaid, to Debtor at its address as set forth in Section 1.3 of this

          Agreement, at least five (5) calendar days before the date fixed for the sale, or at least five (5) calendar days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value. Notice to persons other than Debtor claiming an interest in the Collateral shall be sent to such addresses as they have furnished to Secured Party;

                    (3) If the sale is to be a public sale, Secured Party also shall give notice of the time and place by publishing a notice one time at least five (5) calendar days before the date of the sale in a newspaper of general circulation, if one exists, in the county in which the sale is to be held;

               (f) Secured Party may credit bid and purchase at any public sale;

               (g) Debtor shall pay all the Secured Party Expenses incurred in connection with the enforcement and exercise of any of the rights and remedies provided for herein, irrespective of whether suit is commenced; and

               (h) Any deficiency which exists after disposition of the Collateral as provided above will be paid immediately by Debtor. Any excess will be returned, without interest and subject to the rights of third parties, to Debtor by Secured Party.

          5.2 The rights and remedies of Secured Party under this Agreement and the other agreements, instruments and documents delivered and/or executed in connection with the Obligations shall be cumulative. The Secured Party shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any default on Debtor's part shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election or acquiescence.

     6.   WAIVERS
          -------

          So long as Secured Party complies with the obligations if any, under
Section 9207 of the Code, it shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever.

     7.   NOTICES
          -------

          All notices or demands by any party relating to this Agreement shall be made by personal delivery or certified mail, return receipt requested, as follows:

               (a)  if to Debtor: c/o K.V. Mart Co. at the address set forth in
     Section 1.3 of this Agreement.

               (b) if to Secured Party, at the address set forth in Section 1.8 of this Agreement.

          All notices and demands hereunder shall be deemed effective upon the earlier of actual receipt or three (3) days after transmission. The parties hereto may change the address at which they are to receive notice hereunder, by notice in writing in the foregoing manner given to the other.

     8.   CHOICE OF LAW
          -------------

          The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the State of California.

     9.   GENERAL PROVISIONS
          ------------------

          9.1 This Agreement shall be binding and deemed effective when executed by Debtor and accepted and executed by the Secured Party.

          9.2 This Agreement shall bind and inure to the benefit of the respective successors and assigns of Secured Party; Debtor may not assign this Agreement or any rights hereunder and any prohibited assignment shall be absolutely void.

          9.3 Paragraph headings and paragraph numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each paragraph applies equally to this entire Agreement.

          9.4 Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Secured Party or Debtor, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

          9.5 Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          9.6 This Agreement cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations, if any, are merged into this Agreement.

          9.7 The parties intend and agree that their respective rights, duties, powers, liabilities, obligations and discretion shall be performed, carried out, discharged and exercised reasonably and in good faith.

                                 [END OF TEXT]

          IN WITNESS WHEREOF, Debtor and Secured Party have executed this Agreement as of the date first set forth hereinabove.

SECURED PARTY:                              DEBTOR:

Unified Western Grocers, Inc.,              K.V. Mart Co.,
a California corporation                    a California corporation



By:_____________________________            By:_____________________________
   Richard J. Martin                        Its:____________________________
   Executive Vice President,
   Finance and Administration, and
   Chief Financial Officer



By:_____________________________            By:_____________________________
   Robert M. Ling, Jr.                      Its:____________________________
   Executive Vice President,
   General Counsel and Secretary